Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Record Third Quarter 2017 Financial Results

–    Record quarterly revenue of $53.7 million exceeded guidance and increased 31.5% year-over-year

–    Signed 34 DAS carrier contracts through the first nine months of 2017

–    Raising full year 2017 guidance

LOS ANGELES – November 2, 2017 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves carriers, consumers and advertisers worldwide, today announced the Company’s financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

•               Revenue of $53.7 million increased 31.5% compared to $40.8 million in the third quarter of 2016. Growth was driven by strength in wholesale Wi-Fi, military and DAS.

o              Wholesale Wi-Fi revenue of $8.3 million increased 41.1% compared to $5.9 million in the third quarter of 2016.

o              Military revenue of $13.9 million increased 37.6% compared to $10.1 million in the third quarter of 2016.

o              DAS revenue of $21.8 million increased 36.3% compared to $16.0 million in the third quarter of 2016. DAS revenue for the quarter was comprised of $16.1 million of build-out project revenue and $5.7 million of access fee revenue.

•               Net loss attributable to common stockholders was $(3.5) million, or $(0.09) per diluted share, compared to a net loss of $(5.7) million, or $(0.15) per diluted share, in the third quarter of 2016.

•               Adjusted EBITDA of $19.8 million increased 71.1% compared to $11.6 million in the third quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•               Net cash provided by operating activities was $20.1 million compared to $37.9 million in the third quarter of 2016.

•               Free cash flow was a negative $2.7 million compared to $10.1 million in the third quarter of 2016. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•               The Company signed 12 long-term carrier leasing agreements in the quarter, bringing the total to 34 carrier leasing contracts for the first nine months of 2017. As of September 30, 2017, there were 22,200 DAS nodes live with another 11,000 nodes in backlog.

•               The Company launched carrier offload services on 13 military bases with plans to deploy the majority of its 58 domestic bases live with the Boingo Broadband service by year end.

•               The Company announced it is in active discussions with multiple carriers to deploy small cell networks on military bases.

Management Commentary

“After a strong first half of the year, we reported another record quarter, and as a result, we are updating and raising our full year guidance,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “We extended our streak of double-digit revenue growth to 12 consecutive quarters and year-over-year adjusted EBITDA margin expansion to nine consecutive quarters. This growth is the result of consistent execution against our strategic plan to leverage explosive mobile data growth by obtaining long-term wireless rights at large venues, deploying DAS, Wi-Fi and small cell networks at those venues and monetizing the networks with Boingo’s unique mix of products and services.”

Mr. Hagan continued, “We are extremely pleased with our third quarter financial results which point to the strength of our overall business and the products and services driving the results. We believe Boingo is the largest provider of indoor DAS networks in the world and that both carrier offload and small cells will play an important role in boosting carrier coverage on military bases. It is exciting to see this become a reality.”

Business Outlook

Boingo Wireless is raising its guidance for the full year ending December 31, 2017 as follows:

•               Revenue is expected to be in the range of $199.0 million to $203.0 million.

•               Net loss attributable to common stockholders is expected to be in the range of $(26.0) million to $(23.0) million, or a net loss of $(0.66) to $(0.58) per diluted share.

•               Adjusted EBITDA is expected to be in the range of $65.0 million to $68.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its third quarter 2017 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, November 2, 2017. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13671090 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2017 excludes settlement expense related to a claim from one of the Company’s venue partners and Adjusted EBITDA for 2016 excludes charges related to the Company’s contested proxy election for the 2016 annual meeting of stockholders because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017, Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 8, 2017 and Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 4, 2017, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue	$53,655	$40,796	$147,021	$114,370
Costs and operating expenses:
Network access	24,143	17,982	64,655	49,575
Network operations	11,625	10,698	34,556	31,566
Development and technology	6,817	5,394	19,814	16,014
Selling and marketing	5,201	4,553	15,188	14,103
General and administrative	8,006	6,701	27,372	22,553
Amortization of intangible assets	852	855	2,673	2,582
Total costs and operating expenses	56,644	46,183	164,258	136,393
Loss from operations	(2,989)	(5,387)	(17,237)	(22,023)
Interest and other expense, net	(84)	(117)	(126)	(299)
Loss before income taxes	(3,073)	(5,504)	(17,363)	(22,322)
Income tax expense	167	95	507	457
Net loss	(3,240)	(5,599)	(17,870)	(22,779)
Net income attributable to non-controlling interests	210	110	477	180
Net loss attributable to common stockholders	$(3,450)	$(5,709)	$(18,347)	$(22,959)

Net loss per share attributable to common stockholders:
Basic	$(0.09)	$(0.15)	$(0.46)	$(0.61)
Diluted	$(0.09)	$(0.15)	$(0.46)	$(0.61)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	40,336	38,189	39,468	37,897
Diluted	40,336	38,189	39,468	37,897

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$21,634	$19,485
Accounts receivable, net	39,102	42,978
Prepaid expenses and other current assets	6,722	5,344
Total current assets	67,458	67,807
Property and equipment, net	261,010	250,765
Goodwill	42,403	42,403
Intangible assets, net	11,094	13,783
Other assets	6,580	6,223
Total assets	$388,545	$380,981

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,614	$15,516
Accrued expenses and other liabilities	35,660	27,723
Deferred revenue	78,575	50,869
Current portion of long-term debt	875	1,094
Current portion of capital leases and notes payable	4,349	3,993
Total current liabilities	134,073	99,195
Deferred revenue, net of current portion	138,910	152,719
Long-term debt	5,219	15,875
Long-term portion of capital leases and notes payable	3,560	4,612
Deferred tax liabilities	3,513	3,208
Other liabilities	6,500	6,826
Total liabilities	291,775	282,435

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 40,788 and 38,562 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	227,454	211,275
Accumulated deficit	(130,948)	(112,601)
Accumulated other comprehensive loss	(812)	(870)
Total common stockholders’ equity	95,698	97,808
Non-controlling interests	1,072	738
Total stockholders’ equity	96,770	98,546
Total liabilities and stockholders’ equity	$388,545	$380,981

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(17,870)	$(22,779)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	49,244	34,801
Amortization of intangible assets	2,673	2,582
Bad debt expense (recovery)	88	(47)
Other	51	—
Impairment loss and loss on disposal of fixed assets, net	442	49
Stock-based compensation	11,016	9,690
Change in deferred income taxes	305	324
Changes in operating assets and liabilities:
Accounts receivable	3,804	(462)
Prepaid expenses and other assets	(1,816)	(2,182)
Accounts payable	(1,330)	3,464
Accrued expenses and other liabilities	6,920	4,018
Deferred revenue	13,897	64,140
Net cash provided by operating activities	67,424	93,598
Cash flows from investing activities
Purchases of property and equipment	(54,691)	(92,045)
Payments for asset acquisition	(1,150)	—
Net cash used in investing activities	(55,841)	(92,045)
Cash flows from financing activities
Proceeds from credit facility	—	5,000
Principal payments on credit facility	(10,875)	(5,656)
Proceeds from exercise of stock options	7,993	1,981
Debt issuance costs	—	(124)
Payments of capital leases and notes payable	(2,952)	(1,889)
Payments of withholding tax on net issuance of restricted stock units	(3,480)	(2,112)
Payments to non-controlling interests	(125)	(286)
Net cash used in financing activities	(9,439)	(3,086)
Effect of exchange rates on cash	5	15
Net increase (decrease) in cash and cash equivalents	2,149	(1,518)
Cash and cash equivalents at beginning of period	19,485	14,718
Cash and cash equivalents at end of period	$21,634	$13,200
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs in accounts payable, accrued expenses and other liabilities	$19,438	$19,367
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$2,141	$4,560

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net loss attributable to common stockholders	$(3,450)	$(5,709)	$(18,347)	$(22,959)
Depreciation and amortization of property and equipment	18,245	13,093	49,244	34,801
Stock-based compensation expense	3,684	3,006	11,016	9,690
Amortization of intangible assets	852	855	2,673	2,582
Income tax expense	167	95	507	457
Interest and other expense, net	84	117	126	299
Non-controlling interests	210	110	477	180
Contested proxy election expense	—	—	—	1,440
Settlement expense	—	—	2,807	—
Adjusted EBITDA	$19,792	$11,567	$48,503	$26,490

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$20,071	$37,931	$67,424	$93,598
Purchases of property and equipment, net	(22,774)	(27,788)	(54,691)	(92,045)
Free cash flows	$(2,703)	$10,143	$12,733	$1,553

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
DAS	$21,755	$15,959	$56,563	$40,957
Military	13,946	10,137	40,029	28,969
Wholesale—Wi-Fi	8,307	5,888	22,438	16,031
Retail	6,234	6,619	19,007	20,100
Advertising and other	3,413	2,193	8,984	8,313
Total revenue	$53,655	$40,796	$147,021	$114,370

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Year Ended December 31, 2017
	Low	High

Net loss attributable to common stockholders	$(26.0)	$(23.0)
Depreciation and amortization of property and equipment	68.9
Stock-based compensation expense	14.2
Amortization of intangible assets	3.6
Income tax expense and interest and other expense, net	0.8
Non-controlling interests	0.7
Settlement expense	2.8
Adjusted EBITDA	$65.0	$68.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Key business metrics:
DAS nodes(1)	22.2	17.7	22.2	17.7
DAS nodes in backlog(2)	11.0	5.2	11.0	5.2
Subscribers—military(3)	133	86	133	86
Subscribers—retail(3)	194	185	194	185
Connects(4)	64,875	40,263	160,082	102,515

(1)

This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.
(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.
(4)

This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400